ISSUER FREE WRITING PROSPECTUS DATED 03/18/2021
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO. 333-252996

FLORA GROWTH

LOW-COST & NATURAL CANNABIS CULTIVATION

www.floragrowth.ca

NASDAQ:FLGC

March 2021

Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

FORWARD-LOOKING INFORMATION

This presentation contains reference to certain intentions, expectations, future plans, strategies and prospects of Flora, which may constitute forward-looking information under applicable securities law, including within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this presentation, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Those intentions, expectations, future plans, strategies and prospects may or may not be achieved. They are based on certain assumptions, which may not be met or on which views may differ and may be affected by known and unknown risks. The performance and operations of Flora may be influenced by a number of factors, many of which are outside the control of Flora. No representation or warranty, express or implied, is made by Flora, or any of its shareholders, directors, officers, advisers, agents or employees that any intentions, expectations or plans will be achieved either totally or partially or that any particular rate of return will be achieved. Given the risks and uncertainties that may cause Flora's actual future results, performance or achievements to be materially different from those expected, planned or intended, you should not place undue reliance on these intentions, expectations, future plans, strategies and prospects. Flora does not represent or warrant that the actual results, performance or achievements will be as intended, expected or planned. All information contained in this presentation is provided as of the date of the presentation and is subject to change without notice. Neither Flora, nor any other person undertakes any obligation to update or revise any of the forward-looking statements set out herein, whether as a result of new information, future events or otherwise, except as required by law. This presentation shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities of Flora in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This is presented as a source of information and not an investment recommendation. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements in this prospectus include but are not limited to:

- Our limited operating history and net losses;
- unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;
- changes in cannabis laws, regulations and guidelines;
- decrease in demand for cannabis and derivative products due to certain research findings, proceedings, or negative media attention;
- damage to our reputation as a result of negative publicity;
- exposure to product liability claims, actions and litigation;
- risks associated with product recalls;
- product viability;
- continuing research and development efforts to respond to technological and regulatory changes;
- shelf life of inventory;
- maintenance of effective quality control systems;
- changes to energy prices and supply;
- risks associated with expansion into new jurisdictions;
- regulatory compliance risks;
- opposition to the cannabinoid industry;
- risks related to our operations in Colombia; and
- potential delisting resulting in reduced liquidity of our Common Shares.

MARKET RESEARCH AND PUBLIC DATA

This presentation contains or references certain market, industry and peer group data which is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although Flora believe these sources to be generally reliable, such information is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other inherent limitations and uncertainties.

Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

DISCLAIMER

A registration statement (including a preliminary prospectus) relating to the offering of securities of Flora Growth Corp. ("Flora" or the "Company") to which this communication relates, has been filed with the U.S. Securities and Exchange Commission ("SEC") but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Before you invest in the securities described in this document, you should read the prospectus in the registration statement (including the Risk Factors described therein) filed by Flora and the other documents Flora files with the SEC for more complete information about Flora and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. This presentation does not purport to contain all the information that a prospective investor may require in connection with any potential investment in Flora. You should not treat the contents of this presentation, or any information provided in connection with it, as financial advice, financial product advice or advice relating to legal, taxation or investment matters. This presentation does not include all available information in relation to the business, operations, affairs, financial position or prospects of Flora. No representation or warranty (whether express or implied) is made by Flora or any of its shareholders, directors, officers, advisers, agents or employees as to the attainability of any estimates, forecasts or projections set out in this presentation. This presentation is provided expressly on the basis that you will carry out your own independent inquiries into the matters contained in the presentation and make your own independent decisions about the business, operations, affairs, financial position or prospects of Flora. Flora reserves the right to update, amend or supplement the information contained in this presentation at any time in its absolute discretion (without incurring any obligation to do so) without any obligation to advise you of any such update, amendment or supplement. The delivery of this presentation shall not, under any circumstance, create any implication that there has been no change in the business, operations, affairs, financial position or prospects of Flora or that information contained herein is correct after the date of this presentation.

Form CRS/Reg BI Disclaimer:

Boustead Securities, LLC is registered with the Securities and Exchange Commission (SEC) as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA) and the Securities Investor Protection Corporation (SIPC). Brokerage and investment advisory services and fees differ and it is important for you to understand these differences. Free and simple tools are available to research firms and financial professionals at Investor.gov/CRS, which also provides educational materials about broker-dealers, investment advisers, and investing. When we provide you with a recommendation, we have to act in your best interest and not put our interest ahead of yours. At the same time, the way we make money creates a conflict with your interests. Please strive to understand and ask us about these conflicts because they can affect the recommendations we provide you. There are many risks involved with investing. For Boustead Securities customers and clients, please see our Regulation Best Interest Relationship Guide on the Form CRS Reg BI page on our website at https://www.boustead1828.com/form-crs-reg-bi. For FlashFunders' visitors, you may review the Form CRS of Boustead Securities under the Form CRS section. Please also carefully review and verify the accuracy of the information you provide us on account applications, subscription documents and others.

IPO Summary

Issuer	Flora Growth Corp. ("Flora" or "Flora Growth")
Exchange & Proposed Ticker	Nasdaq Capital Market: FLGC
Common Stock Offered by Flora	3,333,333 Shares
Issued & Outstanding Common Stock Immediately After the Offering*	42.0M Shares
Target Offering Price and Size	$4.00 to $5.00 per Share; Maximum Offering Size of $15,000,000
Use of Proceeds	• Capital expenditures • Operating capacity • Working capital • General corporate purposes
Lead Underwriter	Boustead Securities, LLC
Issuer's U.S. Legal Counsel	Greenberg Traurig, P.A.
Underwriter's U.S. Legal Counsel	Bevilacqua PLLC
Auditor	Davidson & Company LLP

*Given effect to a potential 3:1 reverse split following shareholder approval on March 8, 2021. Does not include 12.4M options and warrants, exercisable for net proceeds of US$24.3M. Quantities have been rounded.

Highlights

Flora owns one of the world's largest outdoor cannabis cultivation farms with a demonstrated low production cost.

Flora's scale provides strong margins while marketing a higher-quality premium cannabis product at below market prices. Flora will scale production and supply cannabis derivatives to the global cannabis market and its diverse business divisions while capturing cultivation, extraction, and export margins.

Healthy Balance Sheet

Minimal debt, completed US$30M pre-IPO equity financing

Public Markets

Anticipating NASDAQ listing in Q1 2021, over 10,000 current investors from Reg A+ offering (>85% U.S. based)

Leadership

Accomplished management team; combined, have raised over $3 Billion in public financings and listed in excess of 50 public companies

Timing

Major tailwinds in the global political landscape may make the cannabis industry an attractive investment opportunity

Colombian Cannabis Cultivation

- Production Costs: One of world's lowest - below $0.06/gram
- Geography: Exceptional climate allowing higher-quality outdoor natural cultivation (3+ harvests per year - 1.5-3X more than peers)
- Land Package: 10.8M sq. ft. contracted for cultivation





Premium Product Portfolio

- 5 Divisions: 280+ products and 70+ medical, cosmetic, and other licenses
- Points of Distribution: +2,500 points across LATAM and U.S.
- Diversified: Capturing demand across multiple cannabis consumer segments (pharma, hemp textiles, cosmetics, food and beverage etc.)

Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Low-Cost Colombian Cannabis Cultivation

Flora's Cost Advantage


Cultivation Cost
(USD/gram)
70% Lower Than
Closest Competitor
0.06
0.20
1.49
1.85
1.86
2.36
FLORA GROWTH
CLEVER LEAVES
AURORA
aphria inc.
SUNDIAL
TILRAY

Source: Each company's filings and presentations (FY 2019)



Ideal Growing Conditions

- 12.8 hours of daily sunlight, 365 days/year
- Consistent 3 mph wind, decreases incidence of plant-harming pathogens
- Organic nutrient-rich soil allows for high density planting



Low-Cost Infrastructure

- Long-term monthly lease of only US$10/acre, with purchase option
- Six natural spring water deposits on site: water cost $0
- Low utility costs at less then US$150/month



Locally-Adapted Strategy

- 3+ years of evaluating strains to perfect growing economics
- Developing unique organic agronomic management system tailored to Cosechemos' climate and conditions
- Optimized cultivation strategy to obtain 3+ harvests per year (1.5-3X more than peers), high productivity per area and a high-quality product.

Exceptional Leadership



Bernard Wilson

Chairman



Luis Merchan

President & CEO



Juan Manuel Galan

Strategic Advisor



Stan Bharti

Director



Javier Franco

VP of Agriculture

Dr. Wilson is a senior financial professional. He is the former Vice-Chairman of Price-WaterhouseCoopers LLP and is the Chairman of the Founders Board of the Institute of Corporate Directors. Mr. Wilson has served as Chairman of the Canadian Chamber of Commerce; Chairman of the International Chamber of Commerce – Canada; and Member of the Canada/US Trade Committee. Drawing on his experience as Chairman of the Founders Board of Institute of Corporate Directors, as Lead Director, Mr. Wilson will work with the Board of Directors of Flora and its various standing committees to ensure effective corporate governance practices and to enhance and protect the independence of the board.

Luis Merchan is a proven executive with over a decade of experience in enterprise sales management, corporate strategy, merchandising and expense management, and customer experience. He previously served as Macy's Inc.'s Vice President of Workforce Strategy and Operations where he managed the enterprise's multi-billion-dollar P&L expense line for the 540 store portfolio. Throughout his tenure at Macy's, Mr. Merchan led various sales and marketing initiatives including the B2B corporate sales team that was responsible for $160 million in annual revenue. Prior to his most recent role, Mr. Merchan held various executive-level roles at Macy's Inc., including VP of Customer Experience and Selling Support Services and Group VP of National Merchandising and Sales – Beauty, as well as managerial roles at Target Corporation. Mr. Merchan obtained his Bachelor of Industrial Engineering from Pontifical Xaverian University in Bogota, Colombia and his MBA from McNeese State University. He also holds a Graduate Certificate in Marketing Management from Harvard.

Juan Galán currently serves as a senior consultant to The World Bank. He is a Colombian politician and former senator of Colombia, serving three terms from 2006 to 2018 as a member of the Colombian Liberal Party. He is also a former professor at the University of Rosario and holds more than 20 years of journalistic, academic, governmental and parliamentary experience. During his time as a senator, Mr. Galán has been a key leader, with 29 bills and 27 debates on political control, and 17 laws to his name. The most relevant of those laws was authoring the medical cannabis law that resulted in the legalization of medical cannabis in Colombia.

Executive Chairman of Forbes & Manhattan. Stan Bharti has more than 30 years of professional experience in business, finance, markets, operations, and more. His focus has been on the resource and technology sectors. He has amassed over $3 billion worth of investment capital for the companies that he has worked with, and for their shareholders. He is a Professional Mining Engineer and holds a Masters Degree in Engineering from Moscow, Russia and University of London, England. Mr. Bharti is a director of several public and private companies.

Javier Franco is a master horticulturist with more than 25 years of experience in the design, implementation and management of cultivation and propagation facilities of more than 30 species of cut flowers in Latin America, mainly in Colombia and Ecuador. Mr. Franco completed his agricultural studies at Zamorano University in Honduras and later at an International Exchange Program at Ohio State University. Mr. Franco has directed technical, commercial and research groups in the cut flower, fruit and vegetable markets in Latin America and has participated in the commercial development of new technologies applied in agribusiness. He has also led the agri-management of organic crops and certifications of Good Agricultural Practices.

Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

U.S. Legalization A Strong Tailwind

Federal Legalization Creates Overnight $40B TAM Supply/Demand Gap[1]


$65,000
$48,750
$32,500
$16,250
$0
Sales (US$Mil)
US$40B Gap
$7,400
$11,700
$60,541
2021
2021
US Medical Market
US Adult-Use Market
TAM

(1) Bank of America Merrill Lynch - April 2019 Report on Cannabis

CNBC

"Democratic senators will push to pass pot reform bill this year"

PUBLISHED FEB 1, 2021
CHRISTIAN NUNLEY

BANK OF AMERICA

Major Precedent Already Set

"The FDA's move to approve Epidiolex was an important step in medical cannabis legalization, receiving approval for a cannabis plant-based drug in a country, the US, which was a key driver of the global prohibition of cannabis." (1)

Low Colombian Costs

Estimated Labor Costs(3)


$2,244
Over 8X more cost effective
$269
Colombia
United States

(1) https://www.bloomberg.com/quote/USDCOP:CUR on February 9th , 2021
(2) https://mjbizmagazine.com/great-cultivation-debate/ (May 2017)
(3) https://www.bizlatinhub.com/total-cost-employee-colombia/ (July 2018) & https://www.bls.gov/oes/current/oes_nat.htm#45-0000 (May 2019)

Experienced & Affordable

Low cost without compromising quality: Over 70% of all cut flowers imported into the U.S. come from Colombia.

A strong US dollar provides Flora with a cost advantage over its competitors - each dollar goes further in Colombia with 1USD equivalent to 3,600 pesos.[1]

Colombia has a highly-skilled workforce in agriculture at only 1/10th of the cost compared to the United States.[2]

"Given its cost advantages, we believe Colombia is positioned to become a major global export hub for cannabis, particularly if producers pursue EU GMP-compliant operating practices."

Canaccord Genuity







Colombia Poised to Become the Low-Cost Leader in Global Cannabis Production

North American Cannabis

- Avg. cost $1.89/gram[1] & 20 °F / 6.4-hours of daylight
- Most grown indoor using artificial light with substantial energy costs and waste
- Significant costs only to try and reproduce ideal outdoor growing environment of Colombia



FLORA GROWTH

+25X
Cost advantage over North American counterparts

Colombian Cannabis

- Avg. cost $0.06/gram & 65 °F / 12.8-hours of daylight
- Free natural sunlight and water, nutrient-rich soil
- High-quality outdoor-grown product



Examples of Countries Leveraging Inherent Cost Advantages in Other Industries

Global Oil Production	Global Manufacturing
Canadian Oil Sands Cash cost $26.64/barrel (2)	**U.S. Manufacturing** Worker wage $23.20/hr (3)
3X Saudi Cost Advantage	**4X** China Cost Advantage
Saudi Oil Fields Cash cost $8.89/barrel (2)	**Chinese Manufacturing** Worker wage $6.00/hr (4)

Like Middle Eastern oil production and Chinese manufacturing are the low-cost leaders in their respective industries, Colombia is poised to become the low-cost leader in global cannabis production.

(1) 2019 Average of Aphria, Tilray, Sundial, Aurora
(2) Washington Post (March 2020)
(3) https://tradingeconomics.com/united-states/wages-in-manufacturing (January 2021)
(4) https://www.fxempire.com/macro/china/wages-in-manufacturing (December 2019)

Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Cultivation Success

Value Opportunity

The Cosechemos cultivation farm, located in Bucaramanga, Colombia, is licensed to cultivate 247 acres (100 hectares) of cannabis.

With Cosechemos' demonstrated low production costs, Flora is ready to sell high-quality cannabis at competitive prices.

Cosechemos has launched three successful pilot crop plantings consisting of 4.94 acres with impressive results:

- 30 varieties of non-psychoactive cannabis tested.
- Demonstrated production cost of $0.06/gram.
- Optimized cultivation strategy, yielding over 125 grams/plant.
- Initiated third-party organic and global G.A.P. certification in Q1 2020.
- Cosechemos' extraction facility is currently under construction, with completion expected in Q3 2021. It will be built to EU-GMP standards, and immediately seek EU-GMP certification.
- Cosechemos plans to cultivate 49 acres in 2021; 9 acres for CBD and 40 acres for THC.

Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Exceptional Land Package

Global Growth Potential


FLORA
GROWTH
6.0
4.5
3.0
1.5
0.0
Cultivation Footprint (M Sqft)
Showing Less Than 50% of Current Contracted Capacity
Flora Growth
Aphria
Clever Leaves
Aurora
PharmaCielo
Hexo
Organigram
Sundial
TGOD

Source: Company filings and presentations (August 2020)

Cosechemos Ya

Large Scale

Cosechemos' 10.8 million square feet (247 acres) of licensed cultivation area can make Flora Growth a substantial cultivator in the cannabis industry.

21X

Additional Upside

Cosechemos holds rights to an additional 5,268 acres licensed in Puerto Boyacá, Santander, to increase scale of its cultivation as required.

Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

More Than A Cannabis Cultivator

While cannabis legalization continues globally, Flora Growth is creating initial demand for its cannabis products through internal brands that capitalize on consumer and competitive industry trends.

Flora expects be well-positioned with robust infrastructure, reliable supply-chains, and global distribution as the cannabis market is expected to expand rapidly over the next decade.

Cosechemos Ya

Cosechemos: Contracted cultivation facility with 247 acres in Bucaramanga, Colombia; has achieved production costs of US$0.06 per gram.

FLORA LAB

Flora Lab: modern manufacturing facility with GMP certifications to supply Flora's medical and consumer brands.

Flora beauty

Flora Beauty: Internally developed portfolio of beauty & skincare products. Founded by former Miss Universe and global beauty influencer Paulina Vega.

·MAMBE·

Kasa Wholefood: Portfolio of natural food & beverage products, responsibly sourced from exotic Amazonian fruits.

STARDOG® LOUNGEWEAR

Hemp Textiles & Co: Sells textiles made from hemp to businesses and consumers, starting with inaugural brand Stardog Loungewear.

FLORA LAB

High-Quality Manufacturing

Flora is currently undergoing a strategic business combination of its two wholly-owned medical-focused divisions, Cronomed and Breeze Laboratory, along with a third recent acquisition - Quipropharma - into a manufacturing and R&D center.

Flora expects these operating assets to allow Flora to substantially increase revenues in the near term and find significant cost efficiencies through the scale of the business long-term.

(1) INVIMA - Colombia National Food and Drug Surveillance Institute (FDA equivalent in Colombia)




breeze
LABORATORY
breeze
LABORATORY
breeze
LABORATORY

Quipropharma
LABORATORIO FARMACÉUTICO

- 16,000 sq.ft. facility with modern laboratory.
- Flora holds 4 GMP certifications:
  - Cosmetics-GMP
  - Medical Devices
  - Phytotherapeutics
  - Dietary Supplements
- The laboratory has the capability to produce CBD containing products.

Track Record of Success:

breeze® LABORATORY

Grupo Farmacéutico CRONOMED Medicinas en el tiempo

- Currently manufacturing and distributing 63+ OTC products registered with INVIMA[1].
- Selling across 1,500+ distribution channels
- Breeze pursuing "custom formula" certification to produce cannabinoid containing medications.

Products

Flora beauty

Flora Beauty is Flora Growth's CBD beauty and cosmetics division, founded by Paulina Vega.

Flora Beauty's two CBD skincare brands, MIND NATURALS (mass-market) and AWE (prestige), target the United States and Latin American markets; this is a $17 billion market* opportunity in the United States alone.



*Source: Flora internal estimate (June 2020).


Sunshine Fashions
MIND FIRST
20%

Distribution

- E-commerce across the United States and Colombia
- 111 Falabella retail locations across Latin America
- Negotiating with major department store to launch in the United States

Paulina Vega

Paulina Vega is a renowned figure in the fashion and beauty industry. She is a former Miss Universe (2014) and Miss Colombia (2013) and a proud ambassador for Latin Americans.

With +5 million Instagram followers, Mrs. Vega may help drive sales through e-commerce channels.


MIND NATURALS
MIND NATURALS
MIND
MIND


SHOW THE LOVE

Sustainability

Flora Beauty's inaugural lines exemplify Flora Growth's socially conscious approach to business.


CRUELTY FREE
DYE FREE
FTALATOS FREE
PARABEN FREE

Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Kasa Wholefoods

Socially and environmentally responsible. Made with natural, organic fruit and does not contain artificial additives.


MAMBE
CHOCOLATE QUINOA CRUNCH BITES
70% CACAO
KNOWLEDGE
DARK CHOCOLATE CACAO NIBS
MAMBE
61%
KNOWLEDGE
FARO
43% Fruta
ALBA
43% Fruta
VELA
43% Fruta
MAMBE
70%

KASA Wholefoods is a Colombian company that produces food and beverages using responsibly sourced exotic fruits from the Amazon. Flora has acquired a 90% stake in Kasa Wholefoods.

KASA's Mambe products include:

- Exotic fruits coated with chocolate
- Chocolate bars
- Dried fruits and fruit pulp from the Amazon.

Mambe has over 980 distribution points within Colombia, which are expected to grow to 1,200+ in 2021. This includes Tostao' Café & Pan, the Colombian equivalent of Starbucks, Mambe's largest customer.



Mambe's brand ambassador is Laura Londoño, the award-winning Latin-American actress with a strong following; 1.3 million+ Instagram followers.

Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Hemp
The Forgotten Material

Flora aims to maximize return on capital invested by utilizing the entire plant.

Through its hemp textiles division, Flora leverages its large land package and cultivation infrastructure to capture market share in the rapidly growing hemp industrials market segment.

Hemp cultivation is not economical in the United States, providing an excellent opportunity for low-cost Colombian cultivators.

Market Open

The passing of the 2018 Agricultural Improvement Act (Farm Bill) by U.S. legislators removed hemp as a controlled substance.

US$15.2B

Projected global industrial hemp market size by 2027 [1]

(1) Grand View Market Research (February 2020)

STARDOG®
LOUNGEWEAR

The division's inaugural consumer brand is Stardog Loungewear. This brand caters to consumers looking for comfortable loungewear made from natural, organic materials.

Stardog has started selling through e-commerce and brick and mortar channels in Bogotá in the Fall of 2020.





– Hemp – A Superior Fiber

- Natural, antibacterial and sustainable
- Enriches the soil is farmed on.
- Highly durable and suitable for multiple frontline textile industries (military, medical, hospitality, tourism, etc.)
- Secondary products: bioplastics, paper, hempcrete.

Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

Flora's Brand & Product Portfolio

Flora holds INVIMA[1] licenses and approvals across pharmaceutical, cosmetic, and food & beverage verticals.

Flora's Divisions	Brand	Licenses	Products
FLORA LAB	breeze LABORATORY	24	140
	Grupo Farmacéutico CRONOMED Medicinas en el tiempo	39	56
Kasa Wholefoods	·MAMBE·	3	13
	ALMOST VIRGIN	3	5
Flora beauty	MIND NATURALS	4	11
	Ô	1	10
Hemp Textiles & Co.	STARDOG LOUNGEWEAR	✕	51
Total		74	286

(1) INVIMA - Colombia National Food and Drug Surveillance Institute (FDA equivalent in Colombia)

Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

A Colombian Benchmark

Cultivation Cost Superiority


Cultivation Cost (USD/gram)
$0.20
70% Lower
$0.06
FLORA
GROWTH
CLEVER
LEAVES

The market recognizes the value of Colombian operators who demonstrate a global focus. Clever Leaves is such a company and has a market capitalization of US$448M* on NASDAQ.

Unlike Clever Leaves, Flora Growth's cultivation is 100% outdoor, yielding a lower-cost high-quality product that has benefited from natural growing conditions.

In comparison, we believe Flora Growth is yet to be discovered.

Source: Company filings and presentation, *Bloomberg; market data as of Feb 17, 2021.

Capital Structure

Shares Outstanding (Pre-IPO)	38.7 M
Options & Warrants*	12.4 M
Fully-Diluted Shares Outstanding	**51.1 M**

Financial Position(1)

Healthy balance sheet with minimal debt

~US$0
Debt

US$14.1M
Cash Balance

***Potential Cash From Warrants & Options:**

US$24.3M

Financing Summary

In 2020, the Flora team successfully completed a pre-IPO equity raise of US$30M.

Investments made include:

- Capital Expenditures at Cosechemos
- Sales and Marketing of Product Portfolio
- Strategic Acquisitions
- G&A and Other Operating Expenses

(1) Financial position as at Jan 12, 2021
Financial numbers are estimated, unaudited, and are subject to change.

Summary

Flora believes it is positioned for growth as it leverages its outdoor cannabis cultivation farm to supply cannabis derivatives to the global cannabis market and its diverse business divisions.

Flora intends to IPO on the NASDAQ at a target offering price of $4.00 to $5.00 per Share; Maximum Offering Size of $15,000,000.

Leadership

Accomplished management team; combined, have raised over $3 Billion in public financings and listed in excess of 50 public companies

Timing

Major tailwinds in the global political landscape is expected to make the cannabis industry a top investment opportunity



Colombian Cultivation

Demonstrated low production costs below $0.06/gram.

Flora's cultivation is 100% outdoor, yielding a lower-cost high-quality product that benefits from natural growing conditions.

Large land package that exceeds competitors and provides scale for Flora's Operations.


breeze
LABORATORY
breeze
LABORATORY
breeze
LABORATORY

Premium Product Portfolio

Flora Growth is creating initial demand for its CBD oil through internal brands that capitalize on consumer and competitive industry trends.

Flora expects to be well-positioned with robust infrastructure, reliable supply-chains, and global distribution as the cannabis market expands rapidly over the next decade.

Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.

IPO Summary

Issuer	Flora Growth Corp. (“Flora” or “Flora Growth”)
Exchange & Proposed Ticker	Nasdaq Capital Market: FLGC
Common Stock Offered by Flora	3,333,333 Shares
Issued & Outstanding Common Stock Immediately After the Offering*	42.0M Shares
Target Offering Price and Size	$4.00 to $5.00 per Share; Maximum Offering Size of $15,000,000
Use of Proceeds	• Capital expenditures • Operating capacity • Working capital • General corporate purposes
Lead Underwriter	Boustead Securities, LLC
Issuer’s U.S. Legal Counsel	Greenberg Traurig, P.A.
Underwriter’s U.S. Legal Counsel	Bevilacqua PLLC
Auditor	Davidson & Company LLP

*Given effect to a potential 3:1 reverse split following shareholder approval on March 8, 2021. Does not include 12.4M options and warrants, exercisable for net proceeds of US$24.3M. Quantities have been rounded.

FLORA GROWTH

CONTACT

Flora Growth:

Email: investing@floragrowth.ca

Underwriter:

Email: offerings@Boustead1828.com

Past performance is not indicative of future results. Investments may be speculative, illiquid and there is a risk of principal loss. There is no guarantee that any specific outcome will be achieved.